UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2006

Commission File Number: 0 - 30927

GARUDA CAPITAL CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	980209053
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

502 – 1978 Vine Street, Vancouver, British Columbia, Canada V6K 4S1
(Address of principal executive offices)

(604) 737-0203
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[               ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[               ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[               ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[               ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 7, 2006, Garuda Ventures Canada Inc. (“Garuda Ventures”), a wholly owned subsidiary of the registrant, Garuda Capital Corp. (the “Company”), entered into an Option Agreement (the “Agreement”) with Xemplar Energy Corp. (“Xemplar”) to obtain an option to acquire a 70% undivided interest in certain mining claims. Xemplar will grant its interests in certain mining claims collectively known as the Corhill Property located approximately 312 miles NNW of Yellowknife and 90 miles SW of Kugluktuk (the “Property”) if Garuda Ventures fulfills certain conditions.

Pursuant to the agreement, Garuda Ventures has to arrange for the issuance of 2,000,000 shares of the Company and make a payment of $50,000 to Xemplar within 5 days of executing the Agreement. In addition, Garuda Ventures must spend $1,500,000 on exploration expenditures on the Property, including $300,000 to be expended within 180 days of executing the Agreement, $500,000 before the second anniversary of the Agreement, and $700,000 before the third anniversary of the Agreement.

Once Garuda Ventures exercises its option, Xemplar will grant Garuda Ventures the sole and exclusive option, free and clear of all liens, charges, encumbrances, claims, rights or interest of any person to earn an undivided 70% interest in the property. The Property is subject to a 2% Net Smelter Return, which is a 2% royalty in favor of Kalac Holdings Ltd., Trevor Deed and Lane Dewar.

Item 7.01 Regulation FD Disclosure.

On July 10, 2006, Garuda Capital Corp. (the "Company") issued a press release announcing the Option Agreement. The press release is attached as Exhibit 99.1 hereto.

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Description

10.1	Option Agreement between Garuda Ventures Canada and Xemplar Energy Corp dated July 7, 2006.

99.1	Press Release Issued by the Company on June 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2006	GARUDA CAPITAL CORP.

	By:	/s/ C. Robin Relph
C. Robin Relph, President, Chief
Executive Officer, Chief Financial Officer